Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 1st Quarter 2013 Results

Denver, Colorado, May 7, 2013 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter ended March 31, 2013. Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three months ended March 31, 2013 was $196.9 million, or $1.84 per share, excluding a loss contingency reserve as further discussed below. Income from continuing operations including this item was $16.9 million, or $0.16 per share.

Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the quarter ended March 31, 2012 was $143.8 million, or $1.50 per share, excluding after-tax transaction expenses associated with the acquisition of HCP of $3.6 million, or $0.04 per share. Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the quarter ended March 31, 2012 including this item was $140.2 million, or $1.46 per share.

Financial and operating highlights include:

•

Cash Flow: For the rolling twelve months ended March 31, 2013, operating cash flow was $1,148 million and free cash flow was $764 million. For the three months ended March 31, 2013, operating cash flow was $379 million and free cash flow was $299 million. For a definition of free cash flow see Note 4 to the reconciliations of non-GAAP measures.

•

Operating Income: Adjusted operating income for the three months ended March 31, 2013 was $467 million, excluding a pre-tax loss contingency reserve of $300 million, as further discussed below. Operating income for the three months ended March 31, 2013 including this item was $167 million.

Adjusted operating income for the three months ended March 31, 2012 was $327 million, excluding transactions expenses associated with the acquisition of HCP of $6 million. Operating income for the three months ended March 31, 2012 including this item was $321 million.

•

Adjusted Diluted Income from Continuing Operations: Adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. for the three months ended March 31, 2013, excluding a loss contingency reserve and amortization of intangible assets associated with acquisitions, which net of tax impacts totaled $221.1 million, was $2.07 per share.

Adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. for the three months ended March 31, 2012, excluding transaction expenses associated with the acquisition of HCP and the amortization of intangible assets associated with acquisitions, which net of related tax impacts totaled $147.7 million, was $1.54 per share.

•

Volume: Total U.S. dialysis treatments for the first quarter of 2013 were 5,628,799, or 73,579 treatments per day, representing a per day increase of 8.0% over the first quarter of 2012. Non-acquired treatment growth in the quarter was 4.3% over the prior year’s first quarter. Our normalized non-acquired treatment growth in the quarter was 4.4% over the prior year’s first quarter.

The number of member months for which HCP provided capitated care during the first quarter of 2013 was approximately 2.2 million, representing an increase of 5.8% as compared to the fourth quarter of 2012 and an increase of 20.3% as compared to the first quarter of 2012, inclusive of growth contributed from acquisitions. These calculations include data prior to our merger with HCP on November 1, 2012.

•

Effective Tax Rate: Our effective tax rate was 24.6% for the three months ended March 31, 2013. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 47.1% for the three months ended March 31, 2013. Excluding the impact of the loss contingency reserve our effective tax rate attributable to DaVita HealthCare Partners Inc. would have been 40.7%. We expect our 2013 effective tax rate attributable to DaVita HealthCare Partners Inc. to be in the range of 40.0% to 41.0%.

•

Loss Contingency Reserve: We are engaged in good faith discussions with the attorneys from the United States Attorney’s Office for the District of Colorado, the Civil Division of the United States Department of Justice and the Office of the Inspector General in an effort to find a mutually acceptable resolution to the 2010 and the 2011 U.S. Attorney Physician Relationship Investigations. Discussions have advanced to a point where we believe it is appropriate to accrue an estimated loss contingency reserve of $300 million in the first quarter of 2013 in connection with an offer to settle the related civil, administrative and criminal matters. However, the discussions are ongoing, and until concluded, there can be no certainty about the timing or likelihood of a definitive resolution or the scope of any potential restrictions that may be agreed upon in connection with a settlement. As these discussions proceed and additional information becomes available to us, the amount of the estimated loss contingency reserve may need to be increased or decreased to reflect this new information.

•

Debt Transactions: In March 2013, we entered into several new interest rate swap agreements. As of March 31, 2013, the amortizing notional amounts of these swap agreements totaled $1.33 billion. These agreements have the economic effect of modifying the LIBOR variable component of the Company’s interest rate on an equivalent amount of our Term Loan A-3 to fixed rates ranging from 0.49% to 0.52%, resulting in an overall weighted average effective interest rate of 3.01%, including the Term Loan A-3 margin of 2.50%. The swap agreements expire by September 30, 2016 and require monthly interest payments.

In addition, in March 2013, we entered into several interest rate forward swap agreements with amortizing notional amounts totaling $600 million. These forward swap agreements will be effective September 30, 2014 and will have the economic effect of modifying the LIBOR variable component of our interest rate on an equivalent amount of our outstanding debt to fixed rates ranging from 0.72% to 0.75%. These swap agreements expire on September 30, 2016 and will require quarterly interest payments beginning in October 2014.

Any unrealized gains or losses resulting from changes in the fair value of these swaps will be recorded in other comprehensive income.

During March 2013, we entered into several interest rate cap agreements with notional amounts totaling $1.25 billion on our Term Loan B debt and $1.49 billion on our Term Loan B-2 debt. These agreements have the economic effect of capping the LIBOR variable component of our interest rate at a maximum of 2.50% on an equivalent amount of our Term Loan B and Term Loan B-2 debt. The cap agreements expire on September 30, 2016.

•

Center Activity: As of March 31, 2013, we provided dialysis services to a total of 158,600 patients at 2,032 outpatient dialysis centers, of which 41 are located in nine countries outside of the United States. During the first quarter of 2013, we acquired eight dialysis centers and opened a total of 27 dialysis centers located in the United States. We also provided management and administrative services to four dialysis centers and opened one dialysis center outside of the United States.

Outlook

•

We are updating our consolidated operating income guidance for 2013 to now be in the range of $1,800 million to $1,900 million. Our previous consolidated operating income guidance was expected to be in the range of $1,750 million to $1,900 million.

•

In addition, we are also updating our operating income guidance for our dialysis services and related ancillary businesses for 2013 to now be in the range of $1,400 million to $1,450 million. Our previous dialysis services and related ancillary businesses guidance was expected to be in the range of $1,350 million to $1,450 million.

•	Operating income guidance for HCP for 2013 is still expected to be in the range of $400 million to $450 million.

•	Consolidated operating cash flows for 2013 are still expected to be in the range of $1,350 million to $1,500 million.

The consolidated and dialysis services and related ancillary businesses operating income guidance amounts exclude the estimated loss contingency reserve of $300 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the first quarter ended March 31, 2013 on May 7, 2013 at 5:00 p.m. Eastern Time. The dial in number for the U.S. is (800) 399-4406 and for international is (937) 528-2121. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2013 operating income, our 2013 operating cash flows and our 2013 effective tax rate attributable to DaVita HealthCare Partners Inc. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2012, and our subsequent quarterly and annual reports and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•

the concentration of profits generated by the continued downward pressure on average realized payment rates from, and a reduction in the number of patients under higher-paying commercial payor plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care reform legislation that was enacted in the United States in March 2010,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•

legal compliance risks, including our continued compliance with complex government regulations and current or potential investigations by various government entities and related government or private-party proceedings, including risks relating to the resolution of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations,

•

our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates,

•

our ability to complete any acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	risks arising from the use of accounting estimates, judgments and interpretation in our financial statements,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended March 31,
	2013	2012
Patient service revenues	$1,979,873	$1,765,482
Less: Provision for uncollectible accounts	(70,057)	(53,008)

Net patient service revenues	1,909,816	1,712,474
HCP capitated revenues	746,071	—
Other revenues	173,695	137,059

Total net revenues	2,829,582	1,849,533

Operating expenses and charges:
Patient care costs	1,953,929	1,249,395
General and administrative	291,372	205,401
Depreciation and amortization	125,909	75,381
Provision for uncollectible accounts	878	1,106
Equity investment income	(9,367)	(2,632)
Loss contingency reserve	300,000	—

Total operating expenses and charges	2,662,721	1,528,651

Operating income	166,861	320,882
Debt expense	(105,817)	(61,381)
Other income	598	1,039

Income from continuing operations before income taxes	61,642	260,540
Income tax expense	15,144	95,556

Income from continuing operations	46,498	164,984
Discontinued operations:
Loss from operations of discontinued operations, net of tax	(139)	(101)
Gain on disposal of discontinued operations, net of tax	13,375	—

Net income	59,734	164,883
Less: Net income attributable to noncontrolling interests	(29,570)	(24,763)

Net income attributable to DaVita HealthCare Partners Inc.	$30,164	$140,120

Earnings per share:
Basic income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.16	$1.50

Basic net income per share attributable to DaVita HealthCare Partners Inc.	$0.29	$1.49

Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.16	$1.46

Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$0.28	$1.46

Weighted average shares for earnings per share:
Basic	104,484,476	93,769,092

Diluted	107,063,633	95,729,105

Amounts attributable to DaVita HealthCare Partners Inc.:
Income from continuing operations	$16,915	$140,220
Discontinued operations	13,249	(100)

Net income	$30,164	$140,120

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended March 31,
	2013	2012
Net income	$59,734	$164,883

Other comprehensive (loss) income, net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized losses on interest rate swap and cap agreements	(2,369)	(2,261)
Less: Reclassifications of net swap and cap agreements realized losses into net income	2,507	2,520
Unrealized gains on investments:
Unrealized gains on investments	618	1,146
Less: Reclassification of net investment realized gains into net income	(94)	(75)
Foreign currency translation adjustments	(2,106)	(619)

Other comprehensive (loss) income	(1,444)	711

Total comprehensive income	58,290	165,594
Less: Comprehensive income attributable to the noncontrolling interests	(29,570)	(24,763)

Comprehensive income attributable to DaVita HealthCare Partners Inc.	$28,720	$140,831

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Three months ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$59,734	$164,883
Adjustments to reconcile net income to cash provided by operating activities:
Loss contingency reserve	300,000	—
Depreciation and amortization	125,756	75,975
Stock-based compensation expense	16,021	12,550
Tax benefits from stock award exercises	9,368	10,890
Excess tax benefits from stock award exercises	(6,957)	(6,101)
Deferred income taxes	(111,331)	(13,335)
Equity investment income, net	(2,486)	483
Other non-cash charges and (gain) loss on disposal of assets	(11,396)	7,125
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(92,339)	(71,706)
Inventories	2,162	4,851
Other receivables and other current assets	(32,281)	56,452
Other long-term assets	(9,865)	3,742
Accounts payable	(83,896)	(20,624)
Accrued compensation and benefits	(3,790)	41,623
Other current liabilities	79,277	17,462
Income taxes	93,401	43,072
Other long-term liabilities	47,829	4,532

Net cash provided by operating activities	379,207	331,874

Cash flows from investing activities:
Additions of property and equipment, net	(116,724)	(112,459)
Acquisitions	(91,498)	(132,699)
Proceeds from asset and business sales	62,357	825
Purchase of investments available for sale	(1,212)	(489)
Purchase of investments held-to-maturity	(4)	(3,212)
Proceeds from sale of investments available for sale	1,091	6,791
Proceeds from maturities of investments held-to-maturity	—	7,551
Purchase of intangible assets	(137)	—
Distributions received on equity investments	116	2

Net cash used in investing activities	(146,011)	(233,690)

Cash flows from financing activities:
Borrowings	16,797,510	8,634,603
Payments on long-term debt	(16,860,949)	(8,658,001)
Interest rate cap premiums and other deferred financing costs	(248)	3
Distributions to noncontrolling interests	(34,926)	(26,405)
Stock award exercises and other share issuances, net	5,833	1,663
Excess tax benefits from stock award exercises	6,957	6,101
Contributions from noncontrolling interests	14,257	3,651
Proceeds from sales of additional noncontrolling interests	4,174	100
Purchases from noncontrolling interests	—	(4,372)

Net cash used in financing activities	(67,392)	(42,657)
Effect of exchange rate changes on cash and cash equivalents	119	11

Net increase in cash and cash equivalents	165,923	55,538
Cash and cash equivalents at beginning of period	533,748	393,752

Cash and cash equivalents at end of period	$699,671	$449,290

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	March 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$699,671	$533,748
Short-term investments	7,142	7,138
Accounts receivable, less allowance of $239,669 and $245,122	1,516,642	1,424,303
Inventories	76,582	78,126
Other receivables	298,871	265,671
Other current assets	150,432	201,572
Income tax receivable	—	55,454
Deferred income taxes	441,828	315,782

Total current assets	3,191,168	2,881,794
Property and equipment, net of accumulated depreciation of $1,546,266 and $1,522,183	1,915,453	1,872,370
Intangibles, net of accumulated amortization of $349,332 and $304,323	2,104,044	2,128,118
Equity investments	37,520	35,150
Long-term investments	63,451	59,341
Other long-term assets	86,806	79,854
Goodwill	9,015,035	8,947,736

	$16,413,477	$16,004,363

LIABILITIES AND EQUITY
Accounts payable	$330,247	$414,143
Other liabilities	565,262	563,365
Accrued compensation and benefits	565,206	566,911
Medical payables	298,322	238,964
Loss contingency reserve	300,000	—
Current portion of long-term debt	228,219	227,791
Income tax payable	37,983	—

Total current liabilities	2,325,239	2,011,174
Long-term debt	8,277,259	8,326,534
Other long-term liabilities	497,708	443,743
Alliance and product supply agreement, net	13,325	14,657
Deferred income taxes	737,521	710,638

Total liabilities	11,851,052	11,506,746
Commitments and contingencies
Noncontrolling interests subject to put provisions	605,894	580,692
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 105,702,448 and 105,498,575 shares outstanding)	135	135
Additional paid-in capital	1,208,315	1,208,800
Retained earnings	3,761,999	3,731,835
Treasury stock, at cost (29,159,835 and 29,363,708 shares)	(1,154,266)	(1,162,336)
Accumulated other comprehensive loss	(16,741)	(15,297)

Total DaVita HealthCare Partners Inc. shareholders’ equity	3,799,442	3,763,137
Noncontrolling interests not subject to put provisions	157,089	153,788

Total equity	3,956,531	3,916,925

	$16,413,477	$16,004,363

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
1. Consolidated Financial Results:
Consolidated net revenues	$2,830	$2,478	$1,850
Operating income	$166.9	$388.1	$320.9
Operating income excluding a loss contingency reserve, transaction expenses associated with the acquisition of HCP and other legal settlement expenses(1)	$466.9	$407.6	$326.9
Operating income margin	5.9%	15.7%	17.3%
Operating income margin excluding a loss contingency reserve, transaction expenses associated with the acquisition of HCP and other legal settlement expenses(1)	16.5%	16.4%	17.7%
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$16.9	$156.3	$140.2
Income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and other legal settlement expenses, which are all net of related tax(1)	$196.9	$173.8	$143.8
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.16	$1.51	$1.46
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and other legal settlement expenses, which are all net of related tax(1)	$1.84	$1.68	$1.50
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	10.3%	11.2%	11.1%
Consolidated effective tax rate	24.6%	34.7%	36.7%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	47.1%	38.5%	40.5%

3. Summary of Segment Financial Results:
Net revenues
Net dialysis and related lab services revenues	$1,852	$1,831	$1,717
Net HCP revenues	804	477	—
Net ancillary services and strategic initiatives revenues	184	178	139

Total net segment revenues	2,840	2,486	1,856
Elimination of intersegment revenues	(10)	(8)	(6)

Total net consolidated revenues	$2,830	$2,478	$1,850

Operating income
Dialysis and related lab services operating income	$87	$362	$359
HCP operating income	110	67	—
Other – Ancillary services and strategic initiatives, including international dialysis operations operating losses	(15)	(15)	(18)

Total segment operating income	182	414	341
Reconciling items:
Corporate support and related long-term incentive based compensation	(15)	(13)	(14)
Transaction expenses	—	(13)	(6)

Consolidated operating income	$167	$388	$321

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
3. Segment Financial Results: (continued)
Dialysis and Related Lab Services
Revenue:
Patient services revenues	$1,916	$1,894	$1,767
Provision for uncollectible accounts	(67)	(66)	(53)

Net patient service operating revenues	1,849	1,828	1,714
Other revenues	3	3	3

Total net operating revenues	$1,852	$1,831	$1,717

Operating expenses:
Patient care cost	$1,216	$1,219	$1,129
General and administrative	167	163	158
Depreciation and amortization	85	83	74
Equity income	(3)	(3)	(3)
Loss contingency reserve and other legal settlement expenses	300	7	—

Total operating expenses	1,765	1,469	1,358

Segment operating income	$87	$362	$359

HCP(3)
Revenue:
HCP capitated revenues	$746	$419	$—

Patient services revenues	57	36	—
Provision for uncollectible accounts	(3)	(2)	—

Net patient service operating revenues	54	34	—

Other revenues	4	24	—

Total net operating revenues	$804	$477	$—

Operating expenses:
Patient care cost	$588	$339	$—
General and administrative	74	52	—
Depreciation and amortization	38	24	—
Equity income	(6)	(5)	—

Total operating expenses	694	410	—

Segment operating income	$110	$67	$—

4. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	5,628,799	5,736,776	5,314,275
Number of treatment days	76.5	79.5	78.0
Treatments per day	73,579	72,161	68,132
Per day year over year increase	8.0%	9.1%	14.2%
Non-acquired growth year over year	4.3%	4.7%	5.5%

Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$340.44	$330.16	$332.43
Per treatment increase (decrease) from previous quarter	3.1%	(0.5%)	1.2%
Per treatment increase from previous year	2.4%	0.5%	1.8%
Percent of net consolidated revenues	65.2%	73.7%	92.6%

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
4. Dialysis and Related Lab Services Business Metrics: (continued)
Expenses
Patient care costs
Percent of total segment operating revenues	65.7%	66.6%	65.7%
Per treatment	$216.03	$212.51	$212.31
Per treatment increase (decrease) from previous quarter	1.7%	(0.7%)	1.7%
Per treatment increase (decrease) from previous year	1.8%	1.7%	(5.0%)

General and administrative expenses
Percent of total segment operating revenues	9.0%	8.9%	9.2%
Per treatment	$29.70	$28.41	$29.74
Per treatment increase from previous quarter	4.5%	2.5%	2.1%
Per treatment (decrease) increase from previous year	(0.1%)	(2.5%)	13.3%

Accounts receivable
Net receivables	$1,164	$1,169	$1,224
DSO	57	59	65
Provision for uncollectible accounts as a percentage of net revenues	3.5%	3.5%	3.0%

5. HCP Business Metrics(3):
Capitated membership
Total	742,000	724,000	—
Member months	2,239,400	1,422,600	—
Capitated revenues by sources
Commercial revenues	$182	$112	$—
Senior revenues	552	298	—
Medicaid revenues	12	9	—

Total capitated revenues	$746	$419	$—

Other
Total care dollars under management(1)	$1,045	$614	—
Ratio of operating income to total care dollars under management	10.6%	10.9%	—
Full time clinicians	1,069	1,079	—
IPA primary care physicians	2,845	1,806	—

6. Cash Flow:
Operating cash flow	$379.2	$200.2	$331.9
Operating cash flow, last twelve months	$1,148.2	$1,100.8	$1,182.1
Free cash flow(1)	$298.9	$82.6	$249.9
Free cash flow, last twelve months(1)	$764.3	$715.3	$837.2
Capital expenditures:
Routine maintenance/IT/other	$45.4	$86.1	$55.6
Development and relocations	$71.3	$85.1	$56.8
Acquisition expenditures	$91.5	$3,875.0	$132.7

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
7. Debt and Capital Structure:
Total debt(4)	$8,526	$8,576	$4,499
Net debt, net of cash and cash equivalents(4)	$7,826	$8,042	$4,050
Leverage ratio (see calculation on page 12)	3.41x	3.55x	2.55x
Overall weighted average effective interest rate during the quarter	4.76%	4.93%	5.27%
Overall weighted average effective interest rate at end of the quarter	4.79%	4.73%	5.28%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	4.09%	4.02%	4.63%
Fixed and economically fixed interest rates as a percentage of our total debt(5)	61%	45%	57%
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt(5)	93%	59%	85%

8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	98%	98%	97%
Dialysis patients with arteriovenous fistulas placed	71%	71%	69%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives, and in case of general and administrative expenses, includes other certain corporate support and related stock-based compensation and transaction expenses associated with the acquisition of HCP.
(3)	Operating results of HCP for the three months ended December 31, 2012, include only the period November 1, 2012 through December 31, 2012.
(4)	The reported balance sheet amounts at March 31, 2013, December 31, 2012 and March 31, 2012, are net of $20.6 million, $21.5 million and $7.4 million, respectively, of debt discounts associated with our Term Loan B, Term Loan B-2 and our Term Loan A-2.
(5)	The Term Loan B and Term Loan B-2 are subject to LIBOR floors of 1.50% and 1.00%, respectively. Because LIBOR, for all periods presented above, was lower than either of these embedded LIBOR floors, the interest rates on the Term Loan B and the Term Loan B-2 are set at their respective floors. At such time as the LIBOR-based component of our interest rate exceeds 1.50% on the Term Loan B and 1.00% on the Term Loan B-2, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B, as well as for the Term Loan B-2, but limited to a maximum rate of 2.50% on $1.25 billion of outstanding principal debt on the Term Loan B and $1.49 billion of outstanding principal debt on the Term Loan B-2 as a result of interest rate cap agreements. The remaining $461 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 1.50%. The remaining $161 million outstanding principal balance of the Term Loan B-2 is subject to LIBOR-based volatility above a floor of 1.00%.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended March 31, 2013
Net income attributable to DaVita HealthCare Partners Inc.	$426,061
Income taxes	279,689
Interest expense and debt refinancing charges	321,562
Depreciation and amortization	393,580
Loss contingency reserve	300,000
Noncontrolling interests and equity investment income, net	110,442
Stock-based compensation	48,855
Other (primarily pro-forma EBITDA on acquisitions)	489,364

“Consolidated EBITDA”	$2,369,553

March 31, 2013
Total debt, excluding debt discount of $20.6 million	$8,526,052
Letters of credit issued	114,456

8,640,508
Less: Cash and cash equivalents	(569,092)

Consolidated net debt	$8,071,416

Last twelve months “Consolidated EBITDA”	$2,369,553

Leverage ratio	3.41x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of March 31, 2013. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Income from continuing operations and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and other legal settlement expenses, which are all net of related tax.

We believe that income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and other legal settlement expenses, which are all net of related tax, enhances a user’s understanding of our normal income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes an unusual amount for a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigation, an unusual amount of transaction expenses associated with the acquisition of HCP, debt refinancing charges related to the amendment of our credit agreement and the repayment of our Term Loan A-2 and other legal expenses associated with a legal settlement that we reached to settle federal program claims relating to our historical Epogen practices and accordingly, is more comparable to prior periods and indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Income from continuing operations attributable to DaVita HealthCare
Partners Inc. excluding a loss  contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and other
legal settlement expenses, which are all net of related tax:	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$16,915	$156,283	$140,220
Add:
Loss contingency reserve	300,000	—	—
Transaction expenses associated with the acquisition of HCP	—	12,982	6,053
Debt refinancing charges	—	8,901	—
Other legal settlement expenses	—	6,545	—
Less: Related income tax	(120,000)	(10,945)	(2,452)

	$196,915	$173,766	$143,821

Diluted income from continuing operations per share attributable to DaVita
HealthCare Partners Inc.  excluding a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges
and other legal settlement expenses, which are all net of related tax:	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.16	$1.51	$1.46
Add:
Loss contingency reserve	1.68	—	—
Transaction expenses associated with the acquisition of HCP	—	0.08	0.04
Debt refinancing charges	—	0.05	—
Other legal settlement expenses	—	0.04	—

	$1.84	$1.68	$1.50

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

In addition, we have also excluded amortization of intangible assets associated with acquisitions from our adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. and from our adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing an accurate reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the remeasurement of acquired intangible assets associated with our acquisitions to fair value, and accordingly is indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Adjusted income from continuing operations and adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners
Inc. excluding the amortization of intangible assets associated with acquisitions:	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc.	$196,915	$173,766	$143,821
Add: Amortization of intangible assets associated with acquisitions	40,244	28,448	6,489
Related income tax	(16,098)	(10,953)	(2,628)

	$221,061	$191,261	$147,682

Adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$1.84	$1.68	$1.50
Add: Amortization of intangible assets associated with acquisitions, net of tax	0.23	0.17	0.04

	$2.07	$1.85	$1.54

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding a pre-tax loss contingency reserve, pre-tax transaction expenses related to the acquisition of HCP and pre-tax other legal settlement expenses.

We believe that operating income excluding a pre-tax loss contingency reserve, pre-tax transaction expenses associated with the acquisition of HCP and pre-tax other legal settlement expenses enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes an unusual amount for a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, an unusual amount of transaction expenses associated with the acquisition of HCP and expenses associated with a legal settlement that was reached to settle federal program claims relating to our historical Epogen practices and accordingly, is more comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

Operating income excluding a pre-tax loss contingency reserve, pre-tax transaction expenses associated with the acquisition of HCP and pre- tax other legal settlement expenses:	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Operating income	$166,861	$388,056	$320,882
Add:
Loss contingency reserve	300,000	—	—
Transactions expenses associated with the acquisition of HCP	—	12,982	6,053
Other legal settlement expenses	—	6,545	—

Adjusted operating income	$466,861	$407,583	$326,935

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc., as well as the adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc., excluding a loss contingency reserve, enhances an investor’s understanding of DaVita’s effective income tax rate and DaVita’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and an unusual amount for a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is meaningful to an investor to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Income from continuing operations before income taxes	$61,642	$282,162	$260,540

Income tax expense	$15,144	$97,902	$95,556

Effective income tax rate	24.6%	34.7%	36.7%

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Income from continuing operations before income taxes	$61,642	$282,162	$260,540
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(29,638)	(28,036)	(24,883)

Income before income taxes attributable to DaVita HealthCare Partners Inc.	$32,004	$254,126	$235,657

Income tax expense	15,144	97,902	$95,556
Less: Income tax attributable to noncontrolling interests	(68)	(75)	(120)

Income tax attributable to DaVita HealthCare Partners Inc.	$15,076	$97,827	$95,436

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	47.1%	38.5%	40.5%

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Adjusted effective income tax rates excluding the loss contingency reserve
Income from continuing operations before income taxes	$61,642	$282,162	$260,540
Add: Loss contingency reserve	300,000	—	—

	361,642	282,162	260,540
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(29,638)	(28,036)	(24,883)

Adjusted income before income taxes attributable to DaVita HealthCare Partners Inc.	$332,004	$254,126	$235,657

Income tax expense	$15,144	$97,902	$95,556
Add: Income taxes attributable to loss contingency reserve	120,000	—	—
Less: Income tax attributable to noncontrolling interests	(68)	(75)	(120)

Adjusted income tax attributable to DaVita HealthCare Partners Inc.	$135,076	$97,827	$95,436

Adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc.	40.7%	38.5%	40.5%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Cash provided by operating activities	$379,207	$200,235	$331,874
Less: Distributions to noncontrolling interests	(34,926)	(31,526)	(26,405)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	344,281	168,709	305,469
Less: Expenditures for routine maintenance and information technology	(45,426)	(86,065)	(55,609)

Free cash flow	$298,855	$82,644	$249,860

	Rolling 12-Month Period
	March 31, 2013	December 31, 2012	March 31, 2012
Cash provided by operating activities	$1,148,181	$1,100,848	$1,182,137
Less: Distributions to noncontrolling interests	(122,025)	(113,504)	(104,871)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	1,026,156	987,344	1,077,266
Less: Expenditures for routine maintenance and information technology	(261,812)	(271,995)	(240,047)

Free cash flow	$764,344	$715,349	$837,219

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management

In California, as a result of its managed care administrative services agreement with hospitals, HCP does not assume the direct financial risk for institutional (hospital) services, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In those cases, HCP recognizes the surplus of institutional revenue less institutional expense as HCP revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the Per Member Per Month (PMPM) fee payable to third parties for institutional (hospital) services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk). HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments to third parties that are not recorded in our accounting records and have not been reviewed and are not otherwise subject to procedures by our independent auditors. The following table reconciles Total Care Dollars Under Management to medical revenues to the periods indicated. “Total Care Dollars Under Management” is a non-GAAP measure.

Three months ended March 31, 2013
Medical revenues	$799,673
Less: Risk share revenue, net	(39,824)
Add: Institutional capitation amounts	284,733

Total care dollars under management	$1,044,582